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                                                                     Exhibit 1.1
                            MCLEODUSA INCORPORATED

                               9,000,000 Shares
                             Class A Common Stock
                               ($.01 par value)

                            Underwriting Agreement



                                                                    May __, 1999

Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
As Representatives of the several Underwriters
c/o Salomon Smith Barney Inc.
Seven World Trade Center
New York, New York 10048

Dear Sirs:

     The persons identified in Schedule II hereto as selling Underwritten Securities (as defined below) (the "Selling Stockholders") severally propose to sell to the underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, an aggregate of 9,000,000 shares of Class A Common Stock, $.01 par value (the "Common Stock") of McLeodUSA Incorporated, a Delaware corporation (the "Company"), each Selling Stockholder selling the number of shares of Common Stock set forth opposite such Selling Stockholders' name in Schedule II hereto in the column entitled "Number of Shares of Underwritten Securities To Be Sold" (the shares to be so sold by the Selling Stockholders being hereinafter called the "Underwritten Securities"). The persons identified in Schedule II hereto as selling Option Securities (as defined below) (the "Option Selling Stockholders;" the Option Selling Stockholders, together with the Selling Stockholders, being hereinafter called the "Selling Stockholders") also propose to grant to the Underwriters an option to purchase up to 1,350,000 additional shares of Common Stock, as indicated in Schedule II hereto in the column entitled "Number of Option Securities To Be Sold" (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. In addition, to the extent that there is not more than one Selling Stockholder named in Schedule II, the term Selling Stockholder shall mean either the singular or plural. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the

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Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof. The Company acknowledges that it is entering into this Agreement in order to secure the significant benefits that come from the distribution of its shares among a broader group of shareholders.

1.  Representations and Warranties.
    ------------------------------

     (a) The Company represents and warrants to, and agrees with, each Underwriter that:

          (i) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-76501) on Form S-3, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus), (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b) or (3) after the Effective Date of such registration statement, a post-effective amendment to such registration statement (including a final prospectus). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, such final prospectus, or such post-effective amendment and final prospectus shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

          (ii) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Prospectus (and any supplements thereto), will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing

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     pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided,
                                                               --------
     however, that the Company makes no representations or warranties
     -------
     as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives or by or on behalf of any Selling Stockholders specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

          (iii) The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities are listed on the Nasdaq National Market; and the certificates for the Securities are in valid and sufficient form.

          (iv) The Company has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act, in connection with the offering of the Securities.

          (v) The documents filed by the Company under the Exchange Act at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the thereunder and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the statements therein not misleading; and any further documents so filed, when such documents are filed with the Commission, will conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the statements therein not misleading.

          (vi) Since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change, or any development which could reasonably be expected to result in a material adverse change, in the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or incorporated by reference in the Prospectus (exclusive of any supplement thereto); and, since the respective dates as of which information is given or incorporated by reference in the Prospectus, there has not been any change in the capital stock (other than grants of options and issuances of common stock in connection with the Company's acquisitions of Talking Directories, Inc.,

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     InfoAmerica Phone Books, Inc., Dakota Telecommunications Group, Inc. and
     Ovation Communications, Inc. or pursuant to existing employee stock option plans, 401(k) plans, stock ownership plans or stock purchase plans, repurchases by the Company of its common stock in the ordinary course of business or conversions of outstanding convertible securities) of the Company or any of its subsidiaries or long-term debt (other than the issuance of $500 million aggregate principal amount of the Company's 8 1/8% senior notes due 2009 in February 1999, changes in connection with the Company's acquisitions of Talking Directories, Inc., Info America Phone Books, Inc., Dakota Telecommunications Group, Inc. and Ovation Communications, Inc., changes as a result of borrowings of the Company or any of its subsidiaries in the ordinary course of business not exceeding $12,000,000, maturities, regularly scheduled payments or currency fluctuations) of the Company or any of its subsidiaries.

          (vii) Each of (a) the Company, and (b) McLeodUSA Telecommunications Services, Inc., McLeodUSA Network Services, Inc., McLeodUSA Publishing Company, McLeodUSA Media Group, Inc., McLeodUSA Diversified, Inc., Ruffalo, Cody & Associates, Inc., Consolidated Communications Inc., Illinois Consolidated Telephone Company, Consolidated Communications Directories, Inc., Talking Directories, Inc., Ovation Communications, Inc., Ovation Communications of Minnesota, Inc., BRE Communications L.L.C. and Dakota Telecommunications Group, Inc. (individually a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated or organized and is validly existing as a corporation or, as applicable, limited liability company in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate or organizational power and authority to own its properties and conduct its business as described in or incorporated by reference in the Prospectus, and is duly qualified to do business as a foreign corporation or, as applicable, limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the Company and the Subsidiaries. Except for the Subsidiaries, the Company has no subsidiaries which, considered in the aggregate as a single subsidiary, would constitute a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X promulgated under the Act.

          (viii) All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth or incorporated by reference in the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company, either directly or through wholly owned subsidiaries, free and clear of any security interests, claims or liens.

          (ix) Except as disclosed or incorporated by reference in the Prospectus, there is no pending or, to the Company's knowledge, threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries which, if finally determined adversely to the Company or any of its subsidiaries, would have a material adverse effect on the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries; and the statements in or incorporated by reference in the Prospectus, under the headings "Risk Factors - Our Dependence on Regional Bell Operating Companies to Provide Most of Our

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     Communications Services Could Make it Harder for Us to Offer Our Services
     at a Profit," "Risk Factors - Actions by US WEST May Make it More Difficult for Us to Offer Our Communications Services," and "Business - Legal Proceedings" fairly summarize the actions, suits and proceedings therein described except for such changes with respect to such actions, suits and proceedings which could not have a material adverse effect on the Company and the statements in or incorporated by reference in the Prospectus concerning stockholders' agreements to which the Company is a party fairly summarize the franchises, contracts or other documents therein described except for such changes with respect to such franchises, contracts or other documents which could not have a material adverse effect on the Company.

          (x) This Agreement has been duly authorized, executed and delivered by the Company.

          (xi) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein, except for the declaration of effectiveness of the Registration Statement and except such as may be required under all applicable state securities and blue sky laws of any jurisdiction and such other approvals as have been obtained.

          (xii) Neither the sale of the Securities, nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof, in each case by the Company, will conflict with, result in a breach or violation of, or constitute a default under the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or bound or (assuming compliance with all applicable state securities and blue sky laws and that the Registration Statement has been declared effective and, if required, that the Prospectus has been filed pursuant to Rule 424(b) any law, rule or regulation applicable to the Company or any of the Subsidiaries or any judgement, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its Subsidiaries.

          (xiii) Except as set forth in or incorporated by reference in the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement that have not been duly waived.

          (xiv) Arthur Andersen LLP, who have reported upon the audited financial statements incorporated by reference in the Prospectus, are independent public accountants within the meaning of the Act and the rules and regulations of the Commission thereunder.

          (xv) The consolidated financial statements of the Company and of certain Subsidiaries included or incorporated by reference in the Prospectus, present fairly the financial position of the Company and its subsidiaries and such Subsidiaries as of the dates indicated and the consolidated results of the operations and cash flows of the Company and

                                       5
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     its subsidiaries and such Subsidiaries for the periods specified.  Such financial statements (except as disclosed in the notes thereto or otherwise stated therein) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved. The financial statement schedules, if any, included or incorporated by reference in the Prospectus, present fairly the information stated therein. The selected financial data included or incorporated by reference in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Prospectus. The pro forma financial statements and other pro forma financial information included or incorporated by reference in the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (xvi) Neither the Company nor any of the Subsidiaries is in violation of its charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject, other than defaults (considered in the aggregate) which could not reasonably be expected to have a material adverse effect on the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries.

          (xvii) The Company and the Subsidiaries possess adequate certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them and are in compliance in all material respects with all such certificates, authorities and permits. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit, other than any such revocation or modification that could not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries.

          (xviii) The Company and its subsidiaries have timely filed all United States federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due and payable (other than taxes, the payment of which are being contested in good faith), and no tax liens have been filed and no claims are being asserted with respect to any such taxes, which could reasonably be expected to have a material adverse effect on the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries. The provisions for taxes on the books of the Company are adequate in all material respects for all open years and for its current fiscal period.

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          (xix)  The Company and the Subsidiaries (A) are in compliance with all applicable federal, state, local and foreign and other laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (B) have received all permits, licenses and other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license and approval, except, in each case, where such noncompliance with Environmental Law, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals could not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries.

          (xx) The Company and the Subsidiaries have good and marketable title to all real property and good and valid title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, and any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases, except, in each case, for such exceptions as are set forth or incorporated by reference in the Prospectus or which could not reasonably be expected to have a material adverse effect on the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries.

          (xxi) The Company and its subsidiaries own and possess all right, title and interest in and to, or have duly licensed from third parties a valid, enforceable right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by the Company and its subsidiaries in connection with the business conducted by them (collectively, "Patent and Proprietary Rights") and neither the Company nor any of its subsidiaries has received notice of infringement or misappropriation of or conflict with asserted rights of others with respect to any Patent and Proprietary Rights, or of any facts which would render any Patent and Proprietary Rights invalid or inadequate to protect the interest of the Company or of its subsidiaries therein, and which infringement, misappropriation or conflict or invalidity or inadequacy, individually or in the aggregate, could reasonably be expected to result in a material adverse effect on the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries.

          (xxii) The Company has complied with all provisions of Section 1 of Laws of Florida, Chapter 92-198 Securities-Business with Cuba.

     Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

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     (b) Each Selling Stockholder represents and warrants to, and agrees with, each Underwriter that:

          (i) Such Selling Stockholder is the lawful owner of the Securities to be sold by such Selling Stockholder hereunder and upon sale and delivery of, and payment for, such Securities, as provided herein, such Selling Stockholder will convey good and marketable title to such Securities, free and clear of all liens, encumbrances, equities and claims whatsoever.

          (ii) Such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct and has no knowledge of any material fact, condition or information not disclosed in or incorporated by reference in the Prospectus or any supplement thereto which has adversely affected or could reasonably be expected to materially adversely affect the business of the Company and its subsidiaries; provided, that the Underwriters
                                       --------
     acknowledge that the foregoing representations insofar as made by MHC Investment Company, the Lumpkin family trusts, David M. Boatner, Kirk E. Kaalberg, The Rhines Family Limited Partnership, Sally W. Gray, Angela R. Kaalberg and Lydia L. Brown are based primarily on the Company's representations to such effect, and are made without independent investigation by MHC Investment Company, the Lumpkin family trusts, David
     M. Boatner, Kirk E. Kaalberg, The Rhines Family Limited Partnership, Sally
     W. Gray, Angela R. Kaalberg or Lydia L. Brown; and the sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in or incorporated by reference in the Prospectus or any supplement thereto. For purposes of this Agreement, knowledge of a trust that is a Selling Stockholder only includes knowledge of the trustee and not any knowledge attributable to such trustee through such trustee's membership in a law firm.

          (iii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act, or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (iv) Certificates in negotiable form for such Selling Stockholder's Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly executed and delivered by such Selling Stockholders, in the form heretofore furnished to you (the "Custody Agreement") with Norwest Bank Minnesota, N.A., as Custodian (the "Custodian"); the Securities represented by the certificates so held in custody for such Selling Stockholder are subject to the interests hereunder of the Underwriters, the Company and the other Selling Stockholders, the arrangements for custody and delivery of such certificates, made by such Selling Stockholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates for the Securities will be delivered by the Custodian in accordance with the

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     terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

          (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

          (vi) Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of such Selling Stockholder or the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries is a party or bound, or any judgement, order or decree applicable to such Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries.

In respect of any statements in or omissions from the Registration Statement or the Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by any Selling Stockholder specifically for inclusion in the Registration Statement or Prospectus (or any amendment or supplement thereto), such Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraph (a)(ii) of this Section. The Company and each Underwriter acknowledges that the information set forth with respect to each Selling Stockholder under the heading "Principal and Selling Stockholders" and the statements regarding the Selling Stockholders' portion of the total expenses of the offering under the heading "Underwriting" in any Preliminary Prospectus and the Prospectus constitutes the only information furnished in writing by or on behalf of such Selling Stockholder for inclusion in any Preliminary Prospectus or the Prospectus.

          Any certificate signed by any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

     2.  Purchase and Sale.  (a) Subject to the terms and conditions and in
         -----------------
reliance upon the representations and warranties herein set forth: each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriters the number of shares of Underwritten Securities set forth in Schedule II opposite the name of such Selling Stockholder, and each Underwriter agrees, severally and not jointly, to purchase from such Selling Stockholder, at a purchase price of $____ per share (the "Purchase Price"),that proportion of the number of shares of Underwritten Securities set forth

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in Schedule II opposite the name of such Selling Stockholder which the number of shares of Underwritten Securities set forth in Schedule I opposite the name of such Underwriter bears to the total number of Underwritten Securities, subject, in each case, to adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Option Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 1,350,000 shares of Option Securities, with each Option Selling Stockholder granting an option to purchase up to the number of shares of Option Securities set forth in Schedule II opposite the name of such Option Selling Stockholder, at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company and such Option Selling Stockholders (or their attorney) setting forth the aggregate number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. In the event that the Underwriters exercise less than their full over-allotment option, the number of Option Securities to be sold by each Option Selling Stockholder shall be, as nearly as practicable, in the same proportion to the total number of Option Securities to be sold as the number of Option Securities set forth in
Schedule II opposite the name of such Option Selling Stockholder bears to the total number of Option Securities. The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional shares.

     3.  Delivery and Payment.  Delivery of and payment for the Underwritten
         --------------------
Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third business day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on May __, 1999, which date and time may be postponed by agreement among the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Selling Stockholders to or upon the order of the Selling Stockholders by wire transfer payable in same day funds to an account or accounts specified by the Selling Stockholders. Delivery of the Securities shall be made at such location in New York, New York as Salomon Smith Barney Inc. shall reasonably designate at least one business day in advance of the Closing Date and payment for such Securities shall be made at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C. 20004. Certificates for the Securities shall be registered in such names and in such denominations as Salomon Smith Barney Inc. may request not less than two business days in advance of the Closing Date.

     The Selling Stockholders agree to have the certificates for the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

     Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

     If the option provided for in Section 2(b) hereof is exercised after the third business day prior to the Closing Date, the Option Selling Stockholders will deliver to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three business days after exercise of said option), certificates for the Option Securities in such names and denominations as the Representatives shall have requested at least two business days in advance of the settlement date against payment of the purchase price thereof to or upon the order of the Option Selling Stockholders by wire transfer payable in same day funds to an account specified by the Option Selling Stockholders at least one business day in advance of the settlement date. The Option Selling Stockholders agree to have the certificates for the Option Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 p.m. on the business day prior to the settlement date. If settlement for the Option Securities occurs after the Closing Date, the Company and such Option Selling Stockholders will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

     4.  Offering by Underwriters.  It is understood that the several
         ------------------------
Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

     5.  Agreements.
         ----------

     (a) The Company agrees with the several Underwriters that:

          (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (A) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (B) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (C) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission or its staff for any amendment of the Registration Statement, or any 462(b) Registration Statement or supplement to the Prospectus or for any additional information with respect to the Registration Statement or the Prospectus, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (ii) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a)
     (i) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

          (iii) As soon as reasonably practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (iv) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (v) The Company will cooperate with the Representatives and counsel for the Underwriters to register or qualify the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such registrations or qualifications in effect so long as required for the distribution of the Securities and will pay the fee of the National Association of Securities Dealers, Inc. in connection with its review of the offering; provided,
                                                                  --------
     however, that in no event shall the Company be obligated to register or
     -------
     qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to general service of process in suits in any jurisdiction where it is not now so subject.

          (vi) Unless this Agreement shall be terminated prior to the Closing Date, the Company will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, provided, however, that the Company
                                            --------  -------
     may (A) issue and sell Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock in connection with acquisitions or any employee or director benefit or stock purchase or stock option plans, (B) grant or award Common Stock, options to purchase Common Stock, or other securities convertible into or exchangeable for or repayable with Common Stock, in connection with acquisitions or under such plans, as such plans are in effect at the Execution Time, (C) issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time or issued, sold, granted or awarded pursuant to this proviso, and (D) take any other actions necessary in connection with any of the foregoing in order to register such securities or Common Stock with the Commission under the Act.

          (vii) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (b) Each Selling Stockholder agrees with the several Underwriters that:

          (i) Unless this Agreement shall be terminated prior to the Closing Date, each such Selling Stockholder (other then MHC Investment Company) will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such Selling Stockholder or any affiliate of such Selling Stockholder or any person in privity with such Selling Stockholder or any affiliate of such Selling Stockholder) directly or indirectly, or participate in the filing of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock, or publicly announce an intention to effect any such transaction of, any shares of Common Stock beneficially owned by such Selling Stockholder, or any securities convertible into, or exchangeable for, shares of Common Stock, for a period of 90 days after the date of this Agreement, other than shares of Common Stock disposed of as bona fide gifts or pledges or private sales by a trust to a settlor of such trust where the recipients of such gifts or the pledgees or settlor, as the case may be, agree in writing with the Underwriters to be bound by the terms of this paragraph. The foregoing sentence shall not apply to the Securities to be sold by such Selling Stockholder under this Agreement.

          (ii) Such Selling Stockholder will not take any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (iii) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of (a) any material change in the Company's condition (financial or otherwise), prospects, earnings, business or properties which comes to the attention of such Selling Stockholder, without requiring any independent investigation by such Selling Stockholder, (b) any change in information in the Registration Statement or the Prospectus relating to such Selling Stockholder or (c) any new material information relating to the Company or relating to any matter stated in the Prospectus which comes to the attention of such Selling Stockholder, without requiring any independent investigation by such Selling Stockholder.

     6.  Conditions to the Obligations of the Underwriters.  The obligations of
         -------------------------------------------------
the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have furnished to the Representatives the opinion of counsel for the Company, dated the Closing Date, substantially in the form of Exhibit A.

          (c) The Company shall have furnished to the Purchasers the opinion of Swidler Berlin Shereff Friedman, LLP, special counsel to the Company on regulatory matters, dated the Closing Date, to the effect that:

               (i) the statements in or incorporated by reference in the Prospectus under the headings "Risk Factors - Competition in the Communications Services Industry Could Cause Us to Lose Customers and Revenue and Could Make it More Difficult for Us to Enter New Markets," "Risk Factors - We May Not Succeed in Developing or Making a Profit from Wireless Services," "Risk Factors - Competition in the Wireless Telecommunications Industry Could Make it Harder for Us to Successfully Offer Wireless Services," "Risk Factors - Government Regulation May Increase Our Cost of Providing Services, Slow Our Expansion into New Markets and Subject Our Services to Additional Competitive Pressures," "Business - Market Potential," "Business - Expansion of Services Using Our Own Communications Network Facilities," "Business - Proposed Wireless Services," "Business - Competition" and "Business - Regulation" fairly and accurately summarize the laws, case law, rules, regulations and orders of the Federal Communications Commission ("FCC") and the comparable state regulatory agencies or bodies with direct regulatory jurisdiction over telecommunications matters in the states in which the Company and any of the Subsidiaries provide intrastate services (the "State Regulatory Agencies") except for such changes with respect to such laws, case law, rules, regulations and orders which could not have a material adverse effect on the Company and, to the best knowledge of such counsel, the statements in or incorporated by reference in the Prospectus under the headings "Risk Factors - Our Dependence on Regional Bell Operating Companies to Provide Most of Our Communications Services Could Make it Harder for Us to Offer Our Services at a Profit," "Risk Factors - Actions by US WEST May Make it More Difficult for Us to Offer Our Communications Services" and "Business - Legal Proceedings" fairly and accurately summarize the legal proceedings set forth therein with respect to US WEST Communications, Inc. except for such changes with respect to such legal proceedings and action which could not have a material adverse effect on the Company;

               (ii) the Company and the Subsidiaries possess all material certificates, authorities and permits required by the FCC and State Regulatory Agencies for the provision of the telecommunications services currently provided by the Company and the Subsidiaries, except where the failure to possess such certificates, authorities or permits could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries; and the Company and the Subsidiaries are in compliance in all material respects with such certificates, authorities and permits;

               (iii) to the best knowledge of such counsel, neither the Company nor any of the Subsidiaries is subject to any pending or threatened action, suit or proceeding before the FCC or any State Regulatory Agency or (with respect to federal or state telecommunications laws) any court which could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, except as disclosed in or incorporated by reference in the Prospectus;

               (iv) no consent, approval, authorization or order of the FCC or any State Regulatory Agency is required for the sale of the Securities or the consummation of the transactions contemplated hereby; and

               (v) neither the sale of the Securities nor the consummation of the transactions contemplated hereby will result in a breach or violation of any law, rule, regulation, judgment, order or decree of the FCC or any State Regulatory Agency applicable to the Company or any of the Subsidiaries.

     In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper and reasonable, on certificates of public officials and responsible officers of the Company, including certificates that define the scope of the telecommunications services provided by the Company and the Subsidiaries.

          (d) The Selling Stockholders shall have furnished to the Representatives the opinion of Shuttleworth & Ingersoll P.C. for certain Selling Stockholders, Schiff Hardin & Waite for the Lumpkin family trusts, Paul Leighton, Assistant General Counsel of MidAmerican Energy Holdings Company for MHC Investment Company and Edwards & Angell, LLP for Media/Communications Partners III Limited Partnership and M/C Investors L.L.C., dated the Closing Date, to the effect that:

               (i) this Agreement and the Custody Agreement have been duly executed and delivered by the Selling Stockholders, the Custody Agreement is valid and binding on the Selling Stockholders and each Selling Stockholder has full legal right and authority to sell, transfer and deliver in the manner provided in this Agreement and the Custody Agreement the Securities being sold by such Selling Stockholder hereunder;

               (ii) the delivery by each Selling Stockholder to the several Underwriters of certificates for the Securities being sold hereunder by such Selling Stockholder against payment therefor as provided herein, will pass good title to such Securities to the several Underwriters, free and clear of all liens, encumbrances, equities and claims whatsoever;

               (iii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by any Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained; and

               (iv) neither the sale of the Securities being sold by any Selling Stockholder nor the consummation of any other of the transactions herein contemplated by any Selling Stockholder or the fulfillment of the terms hereof by any Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Selling Stockholder or the terms of any indenture or other agreement or instrument known to such counsel and to which any Selling Stockholder or any of its subsidiaries is a party or bound, or any judgement, order or decree known to such counsel to be applicable to any Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any Selling Stockholder or any of its subsidiaries.

     In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper and reasonable, on certificates of the Selling Stockholders and public officials.

          (e) The Representatives shall have received from Mayer, Brown & Platt, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Selling Stockholders shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (f) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplement thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent audited financial statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (g) Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by or on behalf of such Selling Stockholder, dated the Closing Date, to the effect that the signer of such certificate has reviewed the Prospectus, any supplement to the Prospectus and this Agreement and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

          (h) At the Execution Time and at the Closing Date, Arthur Andersen LLP shall have furnished to the Representatives a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them, as applicable, comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

               (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the Audit and Compensation Committee of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 1998, nothing came to their attention which caused them to believe that:

                    (1) any unaudited financial statements included or
               incorporated by reference in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements of the Act and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; or

                    (2) with respect to the period subsequent to December 31,
               1998, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company and its subsidiaries as compared with the amounts shown on the December 31, 1998 consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, or for the period from January 1, 1999 to such specified date as compared with the corresponding period in the preceding year, there were any decreases in revenue or increases in operating loss or net loss of the Company and its subsidiaries, except in all instances for such changes, decreases or increases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in or incorporated by reference in the Registration Statement and the Prospectus, including the information set forth under the captions "Selected Consolidated Financial Data", "Pro Forma Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in or incorporated by reference in the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

               (iv) on the basis of a reading of the unaudited pro forma financial statements included or incorporated by reference in the Registrations Statement and the Prospectus (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

          References to the Prospectus in this paragraph (h) includes any supplement thereto at the date of the letter.

          (i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change, decrease or increase specified in the letter or letters referred to in paragraph (h) of this
     Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business, prospects or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

          (j) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit B hereto from each director and officer of the Company and each Selling Stockholder except for MHC Investment Company, addressed to the Representatives, in which each such person or entity agrees not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or participate in the filing of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of
     Section 16 of the Exchange Act with respect to, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock, or publicly announce an intention to effect any such transaction of any shares of Common Stock beneficially owned by such person or entity or any securities convertible into, or exchangeable for, shares of Common Stock for a period of 90 days following the Execution Time without the prior written consent of Salomon Smith Barney Inc., except in the case of each of such persons and entities, shares of Common Stock disposed of as bona fide gifts or pledges or private sales by a trust to a settlor of such trust where the recipients of such gifts or the pledgees or settlor, as the case may be, agree in writing with the Underwriters to be bound by the terms of this paragraph (j).

          (k) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone confirmed in writing.

     The documents required to be delivered by this Section 6 shall be delivered at the office of Hogan & Hartson L.L.P., Columbia Square, 555 Thirteenth Street, N.W., Washington, DC 20004, counsel for the Company, at 9:00 a.m., on the Closing Date.

     7   Reimbursement of Underwriters' Expenses.  If the sale of the Securities
         ---------------------------------------
provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Salomon Smith Barney Inc. upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If the Company is required to make any payments to the Underwriters under this Section 7 because of any Selling Stockholder's refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, then such Selling Stockholder shall reimburse the Company on demand for all amounts so paid.

     8   Indemnification and Contribution.  (a)  The Company agrees to indemnify
         --------------------------------
and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the
                                               --------  -------
Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives or by or on behalf of any Selling Stockholder specifically for inclusion therein; and provided, further,
                                                            --------  -------
that the foregoing indemnity agreement with respect to any Preliminary Prospectus or Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting or causing any such losses, claims, damages or liabilities purchased Securities (or to the benefit of any person controlling such Underwriter or any directors, officers, employees and agents of each Underwriter), if a copy of the Prospectus (or the Prospectus as amended or supplemented), if the Company shall have timely furnished the Underwriters with sufficient copies thereof, was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person and if the Prospectus (or the Prospectus as amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Selling Stockholder severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information furnished in writing to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity. The Company and each Underwriter acknowledges that the information set forth with respect to each Selling Stockholder under the heading "Principal and Selling Stockholders" and the statements regarding the Selling Stockholders' portion of the total expenses of the offering under the heading "Underwriting" in any Preliminary Prospectus and the Prospectus constitutes the only information furnished in writing by or on behalf of such Selling Stockholder for inclusion in any Preliminary Prospectus or the Prospectus; and provided,
                                                               --------
further, that the foregoing indemnity agreement with respect to any Preliminary
-------
Prospectus or Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting or causing any such losses, claims, damages or liabilities purchased Securities (or to the benefit of any person controlling such Underwriter or any directors, officers, trustees, employees and agents of each Underwriter), if a copy of the Prospectus (or the Prospectus as amended or supplemented), if the Company shall have timely furnished the Underwriters with sufficient copies thereof, was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person and if the Prospectus (or the Prospectus as amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. This indemnity agreement will be in addition to any liability which each Selling Stockholder may otherwise have.

     (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder and their directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that the statements regarding delivery set forth in the last paragraph of the cover page and under the heading "Underwriting," the list of Underwriters and their respective participation in the sale of the Securities, the sentences related to concessions and reallowances and the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus, and you, as the Representatives, confirm that such statements are correct.

     (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below);

provided, however, that such counsel shall be reasonably satisfactory to the
--------  -------
indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason in respect of any and all losses, claims, damages or liabilities (or actions in respect thereof), the relevant indemnifying party agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters, as applicable, from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as
            --------  -------
may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits of the Company, the Selling Stockholders and the Underwriters, as applicable, but also the relative fault of the Company, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus; provided that, for purposes of the contribution provisions contained in this
Section 8(e), any benefits received by the Selling Stockholders shall be deemed to have been received by the Company if the Company is an indemnifying party. Relative fault shall be determined by reference to whether any alleged untrue statement of a material fact or the omission or alleged omission of a material fact relates to information provided by the Company, the Selling Stockholders on the or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each director of the Company and each officer who shall have signed the Registration Statement shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

     9   Default by an Underwriter.  If any one or more Underwriters shall fail
         -------------------------
to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Underwritten Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Underwritten Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event
                                            --------  -------
that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Underwritten Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of such Securities, and if such nondefaulting Underwriters do not purchase all such Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding five days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     10   Termination.  This Agreement shall be subject to termination in the
          -----------
absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either of such Exchange or Market,
(ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

     11   Representations and Indemnities to Survive.  The respective
          ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     12   Notices.  All communications hereunder will be in writing and
          -------
effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or sent by facsimile transmission and confirmed to Salomon Smith Barney Inc., General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013; or, if sent to the Company, will be mailed, delivered or sent by facsimile transmission and confirmed to it at McLeodUSA Incorporated, McLeodUSA Technology Park, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, Iowa 52406, attention of the legal department; or if sent to the Selling Stockholders, will be mailed, delivered or sent by facsimile transmission and confirmed to them at the addresses set forth on Schedule II hereto.

     13   Successors.  This Agreement will inure to the benefit of and be
          ----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     14   Applicable Law.  This Agreement will be governed by and construed in
          --------------
accordance with the laws of the State of New York.

     15   Counterparts.  This Agreement may be signed in one or more
          ------------
counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     16   Headings.  The section headings used herein are for convenience only
          --------
and shall not affect the construction hereof.

     17   Definitions.  The terms which follow, when used in this Agreement,
          -----------
shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Commission" shall mean the Securities and Exchange Commission.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph 1(a)(i) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

          "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

          "Registration Statement" shall mean the registration statement referred to in paragraph 1(a)(i) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

          "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in
     Section 1(a) hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

                                    Very truly yours,

                                    MCLEODUSA INCORPORATED



                                    By:
                                       -----------------------------------
                                    Name:
                                    Title:


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:  Salomon Smith Barney Inc.



By:
   -----------------------------------
   Name:
   Title:


For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

The foregoing Agreement is hereby
confirmed and accepted as of the
date first written.

HEARTLAND PROPERTIES, INC.

By:
   ------------------------------

ALLIANT ENERGY
CHARITABLE FOUNDATION

By:
   ------------------------------

MHC INVESTMENT COMPANY

By:
   ------------------------------

MEDIA/COMMUNICATIONS PARTNERS II LIMITED PARTNERSHIP

By:
   ------------------------------

M/C INVESTORS L.L.C.

By:
   ------------------------------

MARGARET LUMPKIN KEON TRUST
DATED MAY 13, 1978

By:
   ------------------------------

By:
   ------------------------------

MARGARET L. KEON 1990 PERSONAL
INCOME TRUST FOR THE BENEFIT OF
JOSEPH JOHN KEON III DATED
APRIL 20, 1990

By:
   ------------------------------

By:
   ------------------------------

MARGARET L. KEON 1990 PERSONAL
INCOME TRUST FOR THE BENEFIT OF
KATHERINE STODDERT KEON DATED
APRIL 20, 1990

By:
   ------------------------------

By:
   ------------------------------

MARGARET L. KEON 1990 PERSONAL
INCOME TRUST FOR THE BENEFIT OF
LISA ANNE KEON DATED
APRIL 20, 1990

By:
   ------------------------------

By:
   ------------------------------

MARGARET L. KEON 1990 PERSONAL
INCOME TRUST FOR THE BENEFIT OF
MARGARET LYNLEY KEON DATED
APRIL 20, 1990

By:
   ------------------------------

By:
   ------------------------------

The Selling Stockholders as named
in Schedule II to the foregoing
Agreement.

MARGARET L. KEON 1990 PERSONAL
INCOME TRUST FOR THE BENEFIT OF
PAMELA KEON VITALE DATED
APRIL 20, 1990

By:
   ------------------------------

By:
   ------------------------------

MARGARET L. KEON 1990 PERSONAL
INCOME TRUST FOR THE BENEFIT OF
SUSAN TAMARA KEON DEWYNGAERT
DATED APRIL 20, 1990

By:
   ------------------------------

By:
   ------------------------------

RICHARD ANTHONY LUMPKIN 1990 PERSONAL
INCOME TRUST FOR THE BENEFIT OF
BENJAMIN IVERSON LUMPKIN DATED
APRIL 20, 1990

By:
   ------------------------------

By:
   ------------------------------

RICHARD ANTHONY LUMPKIN 1990 PERSONAL
INCOME TRUST FOR THE BENEFIT OF
ELIZABETH ARABELLA LUMPKIN DATED
APRIL 20, 1990

By:
   ------------------------------

By:
   ------------------------------


MARY LEE SPARKS 1990 PERSONAL INCOME
TRUST FOR THE BENEFIT OF
ANNE ROMAYNE SPARKS DATED
APRIL 20, 1990

By:
   ------------------------------

By:
   ------------------------------

MARY LEE SPARKS 1990 PERSONAL INCOME
TRUST FOR THE BENEFIT OF
BARBARA LEE SPARKS DATED
APRIL 20, 1990

By:
   ------------------------------

By:
   ------------------------------

MARY LEE SPARKS 1990 PERSONAL INCOME
TRUST FOR THE BENEFIT OF
CHRISTINA LOUISE SPARKS DATED
APRIL 20, 1990

By:
   ------------------------------

By:
   ------------------------------

MARY LEE SPARKS 1990 PERSONAL INCOME
TRUST FOR THE BENEFIT OF
JOHN WOODRUFF SPARKS DATED
APRIL 20, 1990

By:
   ------------------------------

By:
   ------------------------------

The Selling Stockholders as named in Schedule II of the foregoing Agreement.







STEPHEN C. GRAY

By:
   ------------------------------

SALLY W. GRAY

By:
   ------------------------------

BLAKE O. FISHER, JR.

By:
   ------------------------------

STEPHEN K. BRANDENBURG

By:
   ------------------------------

DAVID M. BOATNER

By:
   ------------------------------

DENNIS L. ERICKSON

By:
   ------------------------------

THOMAS M. COLLINS

By:
   ------------------------------

ROBERT J. CURREY

By:
   ------------------------------

LEE LIU

By:
   ------------------------------

ARTHUR L. CHRISTOFFERSEN

By:
   ------------------------------

PAUL D. RHINES

By:
   ------------------------------

THE RHINES FAMILY LIMITED PARTNERSHIP

By:
   ------------------------------

KIRK E. KAALBERG

By:
   ------------------------------

ANGELA R. KAALBERG

By:
   ------------------------------

MICHAEL J. BROWN

By:
   ------------------------------

LYDIA L. BROWN

By:
   ------------------------------

ALBERT P. RUFFALO

By:
   ------------------------------

J. LYLE PATRICK

By:
   ------------------------------

The Selling Stockholders as named in Schedule II to the foregoing Agreement.

                                 SCHEDULE I

                                                               Number of Shares of
                                                             Underwritten Securities
Underwriters                                                     To Be Purchased
------------                                                 -----------------------
Salomon Smith Barney Inc...................................

Credit Suisse First Boston Corporation.....................

Merrill Lynch, Pierce, Fenner & Smith Incorporated.........

     Total.................................................                9,000,000
                                                                           =========


                                 SCHEDULE II





                                              Number of Shares of        Number of
                                            Underwritten Securities  Option Securities
                                                  To Be Sold            To Be Sold
                                            -----------------------  -----------------

Heartland Properties, Inc. ....................             639,692                  0

Alliant Energy Charitable Foundation...........             300,000                  0

MHC Investment Company.........................           6,741,116             28,124

Margaret Lumpkin Keon Trust dated May 13,                       600            111,678
 1978*.........................................

Margaret L. Keon 1990 Personal Income                        58,631             16,406
 Trust for the Benefit of Joseph John
 Keon III dated April 20, 1990*................

Margaret L. Keon 1990 Personal Income                        58,631             16,406
 Trust for the Benefit of Katherine
 Stoddert Keon dated April 20, 1990*...........

Margaret L. Keon 1990 Personal Income                        58,631             16,406
 Trust for the Benefit of Lisa Anne Keon
 dated April 20, 1990*.........................

Margaret L. Keon 1990 Personal Income                        58,631             16,406
 Trust for the Benefit of Margaret Lynley
 Keon dated April 20, 1990*....................

Margaret L. Keon 1990 Personal Income                        58,631             16,406
 Trust for the Benefit of Pamela Keon
 Vitale dated April 20, 1990*..................

Margaret L. Keon 1990 Personal Income                        58,631             16,406
 Trust for the Benefit of Susan Tamara
 Keon DeWyngaert dated April 20, 1990*.........

Richard Anthony Lumpkin 1990 Personal                       137,037             81,713
 Income Trust for the Benefit of Benjamin
 Iverson Lumpkin dated April 20, 1990*.........

Richard Anthony Lumpkin 1990 Personal                       137,037             81,713
 Income Trust for the Benefit of
 Elizabeth Arabella Lumpkin dated April
 20, 1990*.....................................

Mary Lee Sparks 1990 Personal Income                         78,308             46,692
 Trust for the Benefit of Anne Romayne
 Sparks dated April 20, 1990*..................



Mary Lee Sparks 1990 Personal Income                         78,308             46,692
 Trust for the Benefit of Barbara Lee
 Sparks dated April 20, 1990*..................

Mary Lee Sparks 1990 Personal Income                         78,308             46,692
 Trust for the Benefit of Christina
 Louise Sparks dated April 20, 1990*...........

Mary Lee Sparks 1990 Personal Income                         78,308             46,692
 Trust for the Benefit of John Woodruff
 Sparks dated April 20, 1990*..................

Stephen C. Gray**..............................              29,296                  0

Stephen C. Gray and Sally W. Gray**............              93,704             17,000

Blake O. Fisher, Jr............................              30,000             20,000

McLeodUSA Incorporated.........................               5,000                  0

Stephen K. Brandenburg.........................               5,000                  0

David M. Boatner...............................              20,000             15,000

Dennis L. Erickson.............................               7,500                  0

Thomas M. Collins..............................              50,000             50,000

Robert J. Currey...............................              10,000                  0

Lee Liu........................................              20,000                  0

Paul D. Rhines.................................               7,000                  0

The Rhines Family Limited Partnership..........              29,500              3,000

Kirk E. Kaalberg...............................              20,000             20,000

Kirk E. Kaalberg and Angela R. Kaalberg........              20,000                  0

Michael J. Brown**.............................              29,500             20,000

Michael J. Brown and Lydia L. Brown**..........              20,500                  0

Albert P. Ruffalo**............................              10,000                  0

Arthur L. Christoffersen**.....................                   0             35,000

J. Lyle Patrick**..............................                   0             10,000

Media/Communication Partners III
        Limited Partnership....................                   0            544,514

M/C Investors L.L.C. ..........................                   0             27,054

     Total.....................................           9,000,000          1,350,000
                                                          =========          =========



* The address for this trust is c/o Steven L. Grissom, 121 South 17th Street, Mattoon, Illinois 61938. These trusts are collectively referred to in this Agreement as the Lumpkin family trusts.

**The address for this individual or these individuals, as the case may be, is c/o the name of this individual or these individuals, McLeodUSA Incorporated, 6400 C. Street SW, P.O. Box 3177, Cedar Rapids, Iowa 52401-3177

                                                                       EXHIBIT B

                          [Letterhead of Stockholder]

                            McLeodUSA Incorporated
                            ----------------------
                    Public Offering of Class A Common Stock
                    ---------------------------------------

                                                                     May__, 1999

Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
As Representatives of the several Underwriters
c/o Salomon Smith Barney Inc.
Seven World Trade Center
New York, New York 10048

Dear Sirs:

          This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between McLeodUSA Incorporated, a Delaware corporation (the "Company"), certain Selling Stockholders named therein and each of you as Representatives of a group of Underwriters named therein, relating to an underwritten public offering of Class A Common Stock, $.01 par value (the "Common Stock"), of the Company.

          In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned agrees not to offer, sell or contract to sell, pledge or otherwise dispose of, directly or indirectly, or participate in the filing of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock, or publicly announce an intention to effect any such transaction of, any shares of Common Stock beneficially owned by the undersigned or any securities convertible into, or exchangeable for, shares of Common Stock for a period of 90 days following the day on which the Underwriting Agreement is executed without the prior written consent of Salomon Smith Barney Inc., except shares of Common Stock disposed of as bona fide gifts or pledges or private sales by a trust to a settlor of such trust where the recipients of such gifts or the pledgees or settlor, as the case may be, agree in writing with the Underwriters to be bound by the terms of this letter.

          If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                              Yours very truly,